Exhibit 10.5

Big Water Ventures, LLC 15149 Ventura Blvd. Sherman Oaks, CA 91403 (818)461-8811 fax (818)461-8810	Purchase Order	101
INVOICE
Name	Axtion Foods (attn. Julie Reynolds)	Date	2/27/02

Address	4024 Camina Del Rio South Suite 300	Order No.	101

City	San Diego State CA Zip 92108	Rep

Phone		FOB

		Total

10,000 nutty chocolate bars with wrappers	10,000 x 0.55	$5,500.00
point of purchase boxes 5,000 minimum	5,000 x 0.575	$2,875.00
master carton 250 minimum run	250 x 1.50	$375.00

One time charge
Plates for wrapper	600 x 4	$2,400.00
Plates for Point of Purchase boxes	500 x 4	$2,000.00
FOB charges

		SubTotal	$13,150.00

		Shipping & Handling	$0.00
	Payment Details
/x/	Check 50% down—balance upon delivery
/ /
/ /		TOTAL	$13,150.00

Name

CC#
		Office Use Only
Expires		Delivery on or about 3/28/02
		COD CHECK

Thank You and Keep Charging!